UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2006

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     In December 2001, Transcat, Inc. (“Transcat”) sold Transmation Products Group to Fluke Electronics Corporation (“Fluke”) for $11.0 million (which included a $0.5 million prepayment for various leases). In connection with the sale, Transcat entered into a distribution agreement (“Distribution Agreement”) with Fluke to be the exclusive worldwide distributor of Transmation and Altek products until December 31, 2006. Under the Distribution Agreement, Transcat also agreed to purchase a pre-determined amount of inventory from Fluke. SEC Staff Accounting Bulletin Topic 5E, Accounting for Divestiture of a Subsidiary or Other Business Operation, precluded Transcat from recognizing the gain associated with the sale for accounting purposes until the purchase commitments were either substantially modified or expired (by virtue of the terms of the Distribution Agreement or as a result of Transcat meeting its purchase commitments).
     On October 31, 2002, with an effective date of September 1, 2002, Transcat entered into a new distribution agreement (“New Agreement”) with Fluke, which replaced the Distribution Agreement. Under the terms of the New Agreement, among other items, Transcat agreed to purchase a larger, pre-determined amount of inventory across a broader array of products and brands during each calendar year through 2006. Transcat’s purchases for calendar years 2002, 2003, 2004, and 2005 exceeded the commitment under the New Agreement.
     As previously reported in Transcat’s Form 10-K for the fiscal year ended March 25, 2006, Form 10-Q for the fiscal year 2007 first quarter ended June 24, 2006, and Form 10-Q for the fiscal year 2007 second quarter ended September 23, 2006, Transcat expected to meet its purchase commitments for calendar year 2006, and, accordingly, also expected to recognize the deferred gain on the sale of Transmation Products Group to Fluke in the fiscal year 2007 third fiscal quarter ending on December 23, 2006.
     Fluke has recently confirmed to Transcat that Transcat has met all of its purchase commitments and contractual obligations under the New Agreement through calendar year 2006. Accordingly, Transcat will recognize approximately $1.5 million gain on the sale (net of a reversal of a deferred tax asset of approximately $0.6 million), which has been deferred since fiscal year 2002, in the fiscal year 2007 third quarter ending on December 23, 2006.
     Once the New Agreement ends on December 31, 2006, Transcat expects to enter into another distribution agreement (“Future Agreement”) with Fluke. Transcat is in discussions with Fluke regarding the Future Agreement and although these discussions have not yet been completed, as part of the Future Agreement, Fluke has agreed that Transcat will remain the exclusive worldwide distributor of Transmation and Altek products, subject to certain minimum product purchase requirements.
     Forward Looking Statements. This report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations, estimates and projections about the industry, management beliefs and assumptions of Transcat, Inc. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may materially differ from those expressed or forecasted in any such forward-looking statements. Transcat undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: December 21, 2006	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer